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                          FUND PARTICIPATION AGREEMENT

The undersigned (the "Company") has entered into a Fund Participation Agreement (the "Agreement'') with BlackRock Investments, LLC and BlackRock Variable Series Funds, lnc. ("BVSF") relating to certain series of BVSF (the "Portfolios") pursuant to which the Company engages in purchase, redemption and related transactions in the Portfolios on behalf of certain separate accounts of the Company.

In connection with a potential reconfiguration of the boards of directors/trustees of certain BlackRock-advised funds, three Portfolios of BVSF, BlackRock High Yield V.I. Fund, BlackRock Total Return V.I. Fund and BlackRock U.S. Government Bond V.I. Fund, will reorganize (the "Reorganizations") into newly-created series (the ''New Portfolios") of a newly-organized Maryland corporation, BlackRock Variable Series Funds II, Inc. ("BVSF II"). It is expected that the closing of the Reorganizations will occur on or about September 17, 2018 (the "Closing").

In light of the above, the parties to the Agreement agree that effective upon the Closing:

I. The Agreement is amended so that (i) all references to the "Fund" shall include BVSF II and BVSF II shall become a party to the Agreement, bound by its terms in all respects to the same extent as BVSF, and (ii) Class I and Class III shares of the New Portfolios shall be added to Schedule B of the Agreement.

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The Company agrees that to the extent it accepts fees or executes transactions pursuant to the Agreement after the Closing, the Company will be deemed to have agreed to the terms of this Amendment. To the extent that provisions of the Agreement and this Amendment are in conflict, the terms of this Amendment shall control. Terms used but not defined herein shall have the meanings ascribed to them in the Agreement. Except to the extent amended by this Amendment, the Agreement shall remain unchanged and in full force and effect, and is hereby ratified and confirmed in all respects as amended hereby.

       Agreed and Accepted:

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Firm Name:                                                         Firm Name: BlackRock Investments, L.L.C
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Signature:                                                         Signature:
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Name:                                                              Name:
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Title:                                                             Title:
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Dated:      , 2018                                                 Dated:     , 2018

Firm Name: BlackRock Variable Series Funds, Inc.                   Firm Name: BlackRock Variable Series Funds II, Inc.

Signature:                                                         Signature:
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Name:                                                              Name:
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Title:                                                             Title:
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Dated:      , 2018                                                 Dated:     , 2018
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                                  AMENDMENT TO